                                                                    EXHIBIT 99.l
   RELEASE:  IMMEDIATE


                          GETTY REALTY CORP. ANNOUNCES

                        FINANCIAL RESULTS FOR THE QUARTER

                        AND YEAR ENDED DECEMBER 31, 2004



     JERICHO, NY, February 14, 2005 --- Getty Realty Corp. (NYSE-GTY) today reported its financial results for the quarter and year ended December 31, 2004.

     Net earnings were $10.9 million and $39.4 million for the quarter and year ended December 31, 2004, respectively, as compared with $9.4 million and $36.9 million for the comparable prior year periods. The increases in net earnings of $1.5 million, or 15.1%, and $2.5 million, or 6.7%, for the quarter and year ended December 31, 2004, respectively, over the comparable prior year periods are primarily due to net decreases in expenses. The decrease in expenses for the year end period includes the impact of a $0.6 million one-time accounting charge recorded in the first quarter of 2003.

     Funds from operations available to common shareholders, or FFO, increased $1.5 million and $3.8 million to $12.6 million and $46.2 million, respectively, for the quarter and year ended December 31, 2004. FFO increased more than net earnings for the year end period principally due to the elimination of $2.5 million of preferred stock dividends in 2004 partially offset by the impact of lower depreciation expense recorded in 2004 and the one-time accounting charge recorded in 2003. The preferred stock dividends were eliminated as a result of the conversion of 98% of the Company's convertible preferred stock into common stock and the redemption of the remaining 2% outstanding in September 2003.

     Adjusted funds from operations available to common shareholders, or AFFO, increased $1.7 million and $4.9 million to $11.5 million and $41.8 million, respectively, for the quarter and year ended December 31, 2004. AFFO increased more than FFO due to lower deferred rental revenues (which are included in FFO, but excluded from AFFO) of $0.2 million and $1.1 million, respectively, recorded for the quarter and year ended December 31, 2004 as compared to the prior year periods. FFO and AFFO are supplemental non-GAAP measures of the performance of real estate investment trusts and are defined and reconciled to net earnings in the financial tables at the end of this release.

     Earnings per common share for the quarter and year ended December 31, 2004 increased to $0.44 per share and $1.59 per share, respectively, as compared to $0.38 per share and $1.49 per share, respectively, for the prior year periods. FFO per common share for the quarter and year ended December 31, 2004 increased to $0.51 per share and $1.87 per share as compared to $0.45 per share and $1.82 per share for the prior year periods. AFFO per common share for the quarter and year ended December 31, 2004 increased to $0.47 per share and $1.69 per share as compared to $0.40 per share and $1.59 per share for the prior year periods.

     The calculations of FFO and AFFO per share give effect, for the year ended December 31, 2003, to the conversion of the Company's outstanding convertible preferred stock into common stock as if the conversion had occurred at the beginning of the year. The effect of the potential dilution from the assumed conversion utilizing the two class method in computing diluted earnings per share for the year ended December 31, 2003 would have been antidilutive and was not assumed. Accordingly, in calculating the per share amounts for the year ended December 31, 2003, preferred stock dividends are added back to FFO and AFFO, which sums are then divided by the diluted weighted average number of common share equivalents outstanding for the period. The Company had no preferred shares outstanding during the quarter and year ended December 31, 2004.

     Revenues from rental properties for the quarter and year ended December 31, 2004 were $17.0 million and $66.3 million, respectively, as compared to $16.6 million and $66.6 million for the respective prior year periods. The increase in rent received for the current quarter includes $0.5 million of rental income from properties acquired in November 2004. Rent received for the quarter and year ended December 31, 2004 was $15.8 million and $61.9 million, respectively, as compared with $15.3 million and $61.1 million for the respective prior year periods. In addition to rent received, revenues from rental properties include deferred rental revenue accrued due to recognition of rental income on a straight-line basis of $1.1 million and $4.5 million for the quarter and year ended December 31, 2004, respectively, and $1.3 million and $5.5 million for the respective prior year periods. Deferred rental revenue is included in net earnings and FFO but is excluded from AFFO.

     Rental property expenses were $2.3 million and $9.8 million for the quarter and year ended December 31, 2004, respectively, a decrease of $0.2 million and $0.8 million from the respective prior year periods. The decreases were primarily due to a reduction in rent expense resulting from the full year impact of 43 lease purchase options exercised in 2003 and an additional 8 lease purchase options exercised in 2004, partially offset in the current quarter by $0.1 million of rent expense from leasehold interests acquired in November 2004.

     Environmental expenses, net of estimated recoveries, for the quarter and year ended December 31, 2004 were $1.5 million and $6.0 million, respectively, as compared to $2.0 million and $7.6 million for the respective prior year periods. The net change in estimated environmental costs decreased by $0.5 million and $2.1 million for the quarter and year ended December 31, 2004, respectively. The decrease in the net change in estimated environmental costs for the year ended December 31, 2004 was partially offset by $0.5 million of increased litigation expenses. The Company adopted Statement of Financial Standard No. 143 which required it to change its method used to account for estimated environmental costs effective January 1, 2003. The change in accounting resulted in a one-time charge of $0.6 million that was recorded during the first quarter of 2003, and is included in cumulative effect of accounting change in the consolidated statement of operations for the year ended December 31, 2003.

     General and administrative expenses for the quarter and year ended December 31, 2004 were $0.9 million and $5.0 million, respectively, as compared to $1.0 million and $4.1 million for the comparable prior year periods. General and administrative expenses include approximately $0.4 million of higher legal and audit expenses, including internal controls review costs, incurred in 2004 primarily due to compliance with various requirements of the Sarbanes-Oxley Act of 2002. The increase for the year end period was also due to a smaller credit to insurance loss reserves recorded in 2004 as compared to 2003 slightly offset by higher insurance premiums. A credit of $0.5 million was recorded in the second quarter of 2003 and a smaller credit of $0.3 million was recorded in the fourth quarter of 2004. The insurance loss reserves were established under our self funded insurance program that was terminated in 1997. Increased audit expense recorded in the fourth quarter of 2004 was entirely offset by the insurance credit resulting in a net decrease in expenses.

     Depreciation and amortization expense for the quarter and year ended December 31, 2004 was $2.1 million and $7.5 million, respectively, as compared to $2.0 million and $8.4 million for the comparable prior year periods. Depreciation and amortization expense increased by $0.1 million for the quarter and decreased by $0.9 million for the year, as compared to the respective prior periods, due to certain assets becoming fully depreciated and dispositions of properties, which were entirely offset in the quarter ended December 31, 2004 by $0.2 million of additional depreciation and amortization from assets acquired in November 2004.


     Getty Realty's Fourth Quarter Earnings Conference Call is scheduled for tomorrow, Tuesday, February 15, 2005 at 9:00 a.m. Eastern Time. To participate in the conference call, please dial 719-457-2657 five to ten minutes before the scheduled start time and reference pass code 6165324. If you cannot participate in the live event, a replay will be available beginning on February 15, 2005 at noon though midnight, February 18, 2005. To access the replay, please dial 719-457-0820 and reference pass code 6165324.

     Getty Realty Corp. is a real estate investment trust specializing in the ownership and leasing of retail motor fuel and convenience store properties and petroleum distribution terminals. The Company owns and leases over 1,000 properties in the Eastern United States.

     CERTAIN STATEMENTS IN THIS NEWS RELEASE CONSTITUTE "FORWARD LOOKING STATEMENTS" WITHIN THE MEANING OF PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. WHEN USED HEREIN, THE WORDS "BELIEVES", "EXPECTS", "PLANS", "PROJECTS", "ESTIMATES" AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS. SUCH FORWARD-LOOKING STATEMENTS INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER FACTORS WHICH MAY CAUSE THE ACTUAL RESULTS, PERFORMANCE AND ACHIEVEMENTS OF THE COMPANY TO BE MATERIALLY DIFFERENT FROM ANY FUTURE RESULTS, PERFORMANCE OR ACHIEVEMENTS EXPRESSED OR IMPLIED BY SUCH FORWARD-LOOKING STATEMENTS.
                                     -more-

                      GETTY REALTY CORP. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                        (in thousands, except share data)
                                   (unaudited)

--------------------------------------------------------------------------------------------------------------------
                                                                              December 31,          December 31,
--------------------------------------------------------------------------------------------------------------------
                                                                                  2004                  2003
--------------------------------------------------------------------------------------------------------------------
Assets:
--------------------------------------------------------------------------------------------------------------------
Real Estate:
   Land                                                                            $  156,571            $  142,724
   Buildings and improvements                                                         190,019               175,498
                                                                              ----------------      ----------------
                                                                                      346,590               318,222
   Less -- accumulated depreciation and amortization                                 (106,463)             (100,488)
                                                                              ----------------      ----------------
     Real estate, net                                                                 240,127               217,734
Deferred rent receivable                                                               25,117                20,653
Cash and equivalents                                                                   15,700                19,905
Recoveries from state underground storage tank funds, net                               5,437                 7,454
Mortgages and accounts receivable, net                                                  3,961                 5,565
Prepaid expenses and other assets                                                         386                   692
                                                                              ----------------      ----------------
     Total assets                                                                  $  290,728            $  272,003
                                                                              ================      ================

--------------------------------------------------------------------------------------------------------------------
Liabilities and Shareholders' Equity:
--------------------------------------------------------------------------------------------------------------------

Environmental remediation costs                                                    $   20,626            $   23,551
Borrowings under credit lines                                                          24,000                     -
Dividends payable                                                                      10,495                10,483
Accounts payable and accrued expenses                                                   9,595                 9,100
Mortgages payable                                                                         509                   844
                                                                              ----------------      ----------------
     Total liabilities                                                                 65,225                43,978
                                                                              ----------------      ----------------
Commitments and contingencies
Shareholders' equity:
   Common stock, par value $.01 per share; authorized
     50,000,000 shares; issued 24,694,071 at December 31, 2004
     and 24,664,384 at December 31, 2003                                                  247                   247
   Paid-in capital                                                                    257,295               257,206
   Dividends paid in excess of earnings                                               (32,039)              (29,428)
                                                                              ----------------      ----------------
     Total shareholders' equity                                                       225,503               228,025
                                                                              ----------------      ----------------
     Total liabilities and shareholders' equity                                    $  290,728            $  272,003
                                                                              ================      ================

                       GETTY REALTY CORP. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                    (in thousands, except per share amounts)
                                   (unaudited)

-------------------------------------------------------------------------------------------------------------------
                                               Three months ended December 31,        Year ended December 31,
-------------------------------------------------------------------------------------------------------------------
                                                   2004              2003              2004               2003
-------------------------------------------------------------------------------------------------------------------

Revenues from rental properties                   $16,952           $16,576         $ 66,331           $ 66,601

Operating Expenses:
   Rental property expenses                         2,344             2,505            9,814             10,662
   Environmental expenses, net                      1,463             2,013            6,027              7,594
   General and administrative expenses                882             1,046            5,006              4,074
   Depreciation and amortization expense            2,062             2,017            7,490              8,411
                                           ---------------    --------------   --------------    ---------------
Total operating expenses                            6,751             7,581           28,337             30,741
                                           ---------------    --------------   --------------    ---------------

Income from operations                             10,201             8,995           37,994             35,860

Other income, net                                     733               467            1,485              1,705
Interest expense                                      (75)              (30)            (127)              (128)
                                           ---------------    --------------   --------------    ---------------
Net earnings before cumulative effect of
   accounting change                               10,859             9,432           39,352             37,437

Cumulative effect of accounting change                  -                 -                -               (550)
                                           ---------------    --------------   --------------    ---------------
Net earnings                                       10,859             9,432           39,352             36,887

Less preferred stock dividends                          -                 -                -              2,538
                                           ---------------    --------------   --------------    ---------------
Net earnings applicable to common
   shareholders                                   $10,859           $ 9,432         $ 39,352           $ 34,349
                                           ===============    ==============   ==============    ===============
Net earnings per common share:
   Basic                                             $.44              $.38            $1.59              $1.49
   Diluted                                           $.44              $.38            $1.59              $1.49

Weighted average common shares outstanding:
   Basic                                           24,687            24,660           24,679             23,063
   Diluted                                         24,735            24,690           24,721             23,082

Dividends declared per share:
   Common                                         $.42500           $.42500         $1.70000           $1.67500
   Preferred                                            -                 -                -           $1.15868

                       GETTY REALTY CORP. AND SUBSIDIARIES
                        RECONCILIATION OF NET EARNINGS TO
                            FUNDS FROM OPERATIONS AND
                         ADJUSTED FUNDS FROM OPERATIONS
                    (in thousands, except per share amounts)
                                   (unaudited)

------------------------------------------------------------------------------------------------------------
                                                          Three months ended              Year ended
                                                             December 31,                 December 31,
------------------------------------------------------------------------------------------------------------
                                                         2004             2003          2004          2003
------------------------------------------------------------------------------------------------------------
Net earnings                                            $10,859          $9,432      $39,352        $36,887
Preferred stock dividends                                     -               -            -         (2,538)
                                                    ------------     -----------   ----------   ------------
Net earnings applicable to common
  shareholders                                           10,859           9,432       39,352         34,349
Depreciation and amortization expense                     2,062           2,017        7,490          8,411
Gains on sales of real estate                              (284)           (303)        (618)          (928)
Cumulative effect of accounting change                        -               -            -            550
                                                    ------------     -----------   ----------   ------------
Funds from operations available to common
  shareholders                                           12,637          11,146       46,224         42,382
Straight-line rent                                       (1,120)         (1,312)      (4,464)        (5,537)
                                                    ------------     -----------   ----------   ------------
Adjusted funds from operations available to
  common shareholders                                   $11,517          $9,834      $41,760        $36,845
                                                    ============     ===========   ==========   ============

Diluted per common share amounts (a):
  Earnings per share                                       $.44            $.38        $1.59          $1.49
  FFO per share                                            $.51            $.45        $1.87          $1.82
  AFFO per share                                           $.47            $.40        $1.69          $1.59

Diluted weighted average number of common
    share equivalents outstanding:
  Used to calculate net earnings per common              24,735          24,690       24,721         23,082
    share
  Assumed conversion of preferred shares                      -               -            -          1,622
                                                    ------------     -----------   ----------   ------------
  Used to calculate FFO and AFFO per
    common share                                         24,735          24,690       24,721         24,704
                                                    ============     ===========   ==========   ============

(a) Diluted earnings, funds from operations ("FFO") and adjusted funds from operations ("AFFO") per common share are computed by dividing net earnings applicable to common shareholders, FFO and AFFO, respectively, by the diluted weighted average number of common share equivalents outstanding during the period. FFO and AFFO per share give effect, for the year ended December 31, 2003, to the conversion of the outstanding Series A Participating Convertible Redeemable Preferred Stock into common stock as if the conversion had occurred at the beginning of the year. The effect of the potential dilution from the assumed conversion utilizing the two class method in computing diluted earnings per share for the year ended December 31, 2003 would have been antidilutive and was not assumed. Accordingly, for the year ended December 31, 2003, preferred stock dividends are added back to FFO and AFFO, which sums are then divided by the diluted weighted average number of common share equivalents outstanding for the period. There were no preferred shares outstanding during the quarter and year ended December 31, 2004.

     FUNDS FROM OPERATIONS ("FFO") IS GENERALLY CONSIDERED TO BE AN APPROPRIATE SUPPLEMENTAL NON-GAAP MEASURE OF THE PERFORMANCE OF REAL ESTATE INVESTMENT TRUSTS. IN ACCORDANCE WITH THE NATIONAL ASSOCIATION OF REAL ESTATE INVESTMENT TRUSTS' DEFINITION, FFO IS DEFINED AS NET EARNINGS BEFORE DEPRECIATION AND AMORTIZATION, GAINS OR LOSSES ON SALES OF REAL ESTATE, NON-FFO ITEMS REPORTED IN DISCONTINUED OPERATIONS, EXTRAORDINARY ITEMS AND CUMULATIVE EFFECT OF ACCOUNTING CHANGE. GETTY'S MANAGEMENT BELIEVES THAT FFO IS HELPFUL TO INVESTORS IN MEASURING GETTY'S PERFORMANCE BECAUSE FFO EXCLUDES VARIOUS ITEMS INCLUDED IN GAAP NET EARNINGS THAT DO NOT RELATE TO, OR ARE NOT INDICATIVE OF, GETTY'S FUNDAMENTAL OPERATING PERFORMANCE SUCH AS GAINS OR LOSSES FROM PROPERTY SALES AND DEPRECIATION AND AMORTIZATION. IN GETTY'S CASE, HOWEVER, NET EARNINGS AND FFO INCLUDE THE SIGNIFICANT IMPACT OF STRAIGHT-LINE RENT ON ITS RECOGNITION OF REVENUES FROM RENTAL PROPERTIES, WHICH LARGELY RESULTS FROM 2% ANNUAL RENTAL INCREASES SCHEDULED UNDER A MASTER LEASE. IN ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES, THE AGGREGATE MINIMUM RENT DUE OVER THE INITIAL 15-YEAR TERM OF THE MASTER LEASE IS RECOGNIZED ON A STRAIGHT-LINE BASIS RATHER THAN WHEN DUE. AS A RESULT, GETTY'S MANAGEMENT PAYS PARTICULAR ATTENTION TO ADJUSTED FUNDS FROM OPERATIONS ("AFFO"), A SUPPLEMENTAL NON-GAAP PERFORMANCE MEASURE THAT IT DEFINES AS FFO LESS STRAIGHT LINE RENT. IN MANAGEMENT'S VIEW, AFFO PROVIDES A MORE ACCURATE DEPICTION OF THE IMPACT OF THE SCHEDULED RENT INCREASES UNDER THE MASTER LEASE THAN FFO. NEITHER FFO NOR AFFO REPRESENTS CASH GENERATED FROM OPERATING ACTIVITIES CALCULATED IN ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES AND THEREFORE SHOULD NOT BE CONSIDERED AN ALTERNATIVE FOR GAAP NET EARNINGS OR AS A MEASURE OF LIQUIDITY.

                       GETTY REALTY CORP. AND SUBSIDIARIES
                   SUPPLEMENTAL TAX REPORTING INFORMATION FOR
                              COMMON DIVIDENDS PAID
                          YEAR ENDED DECEMBER 31, 2004



                                                          Box 1a          Box 2a            Box 3
                                                          ------          ------            -----
                                            Total         Total           Total
         Record           Payable         Dividends      Ordinary     Capital Gain        Nontaxable
          Date             Date           Per Share      Dividends    Distributions     Distributions
          ----             ----           ---------      ---------    -------------     -------------
       01/02/2004       01/15/2004        $0.425000      $0.320078        $0.003274         $0.101648
       03/25/2004       04/08/2004         0.425000       0.320078         0.003274          0.101648
       06/24/2004       08/08/2004         0.425000       0.320078         0.003274          0.101648
       09/30/2004       10/15/2004         0.425000       0.320078         0.003274          0.101648
                                           --------       --------         --------          --------
        Totals                            $1.700000      $1.280312        $0.013096         $0.406592
                                          =========      =========        =========         =========









Contact:   Thomas J. Stirnweis
           (516) 478-5403